FIRST AMENDMENT TO THE

Apogee THERAPEUTICS, Inc.

2023 EMPLOYEE STOCK PURCHASE Plan

WHEREAS, Apogee Therapeutics, Inc., a Delaware corporation (the “Company”) maintains the Apogee Therapeutics, Inc. 2023 Employee Stock Purchase Plan (the “Plan”); and

WHEREAS, pursuant to Section 19(b) of the Plan, the Compensation Committee of the Board of Directors of the Company (the “Committee”) in its sole discretion may change the Offering Periods under the Plan without stockholder consent.

NOW, THEREFORE, pursuant to its authority under Section 19(b) of the Plan, the Committee hereby amends the Plan as follows, effective as of June 11, 2024 (the “Amendment Effective Date”):

1.
The length of the Offering Period shall be reduced to six months (from 24 months) commencing July 1, 2024, such that both the Offering Period and Purchase Period shall take place from July 1, 2024 to December 31, 2024, and the Purchase Price during such Purchase Period (July 1, 2024 to December 31, 2024) shall be determined by calculating the amount equal to 85% of the Fair Market Value of a share of Common Stock on July 1, 2024 or December 31, 2024, whichever is lower.
2.
This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of law rules).
3.
All capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Plan. Except as expressly amended hereby, the Plan shall remain in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this First Amendment to the Apogee Therapeutics, Inc. 2023 Employee Stock Purchase Plan, effective as of the Amendment Effective Date.

APOGEE THERAPEUTICS, INC.

By:/s/ Matthew Batters

Name: Matthew Batters

Title: Chief Legal Officer and Corporate Secretary